Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Advances Neurodegenerative Disease Program with Natural Sciences and Engineering Research Council of Canada (“NSERC”) Alliance Grant Funding

●	Targeting neurodegenerative diseases such as Alzheimer’s, Huntington’s and Parkinson’s

●	Identified two lead cannabinoid analog compounds for in vivo studies

●	NSERC grant funding supports InMed’s collaborative research projects with Dr. Kumar from University of British Columbia (UBC)

Vancouver, BC – November 16, 2022 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the pharmaceutical research, development and manufacturing of rare cannabinoids and cannabinoid analogs, today announces the launch of its neurodegenerative disease program (INM-900 series), which will be investigating the effects of cannabinoid analogs in diseases such as Alzheimer’s, Huntington’s and Parkinson’s.

In research conducted to date, InMed has identified two cannabinoid analogs demonstrating promising effects related to the treatment of neurodegenerative diseases, warranting further investigation in in vivo studies. InMed will be conducting studies using in vivo models in neurodegenerative disease to select the most appropriate candidate for clinical studies. Early preclinical efficacy readout is expected in 2Q 2023.

In addition, Dr. Ujendra Kumar of the faculty of Pharmaceuticals Sciences at UBC has been awarded an Alliance grant from NSERC, with InMed as the named industry partner. The funding will support the research and development studies of InMed’s cannabinoid pharmaceutical candidates, investigating their potential therapeutic effects in neurodegenerative diseases. The collaboration project is entitled “Pharmacological characterization of phytocannabinoids and the endocannabinoid system.”

InMed’s Senior Vice President of Preclinical Research & Development, Eric Hsu, Ph.D., commented, “We are pleased that our efforts have led to the identification of two cannabinoid analog candidates to advance to in vivo studies. Our team will continue this important research in neurodegenerative diseases under the NSERC Alliance grant. Our early studies are showing promising neuroprotective effects as well as neurite outgrowth, signifying the potential to enhance neuronal function that may be important in the treatment of neurodegenerative diseases. This program, in conjunction with the work we are doing within glaucoma, increases our focus on, and expands our pipeline within, the neuroprotection space.”

In December 2021, InMed filed an international patent application demonstrating neuroprotection and enhanced neuronal function using rare cannabinoids and analogs for the potential treatment of neurodegenerative diseases such as Alzheimer’s Disease, Parkinson’s Disease, Huntington’s Disease and others. The patent specifies such compounds that may inhibit or slow the progression of neurodegenerative diseases by providing neuroprotection in a population of affected neurons.

Why pursue cannabinoid analogs?

Unlike natural cannabinoids isolated from the plant which are not patentable, these cannabinoid analogs are patentable. Benefits may include:

●	Targeting certain physiological outcomes in specific diseases;
●	Improving upon the safety profile of the natural cannabinoids;
●	Enhancing the ability to integrate with specific delivery technologies; and
●	Protecting the long-term research investment and commercial opportunities.

About InMed: InMed Pharmaceuticals is a global leader in the pharmaceutical research, development and manufacturing of rare cannabinoids and cannabinoid analogs, including clinical and preclinical programs targeting the treatment of diseases with high unmet medical needs.  We also have significant know-how in developing proprietary manufacturing approaches to produce cannabinoids for various market sectors. For more information, visit www.inmedpharma.com and www.baymedica.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

T: +1.604.416.0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: Advancing a Neurodegenerative Disease Program with NSERC Alliance Grant Funding; investigating the effects of cannabinoid analogs in diseases such as Alzheimer’s, Huntington’s and Parkinson’s; identifying and advancing two cannabinoid analogs demonstrating promising effects related to the treatment of neurodegenerative diseases; conducting studies using in vivo models in neurodegenerative disease to select the most appropriate candidate for clinical studies; expecting early preclinical efficacy readout in 2Q 2023; early studies showing promising neuroprotective effects as well as neurite outgrowth, signifying the potential to enhance neuronal function; expanding our pipeline within, the neuroprotection space; an international patent application demonstrating neuroprotection and enhanced neuronal function using rare cannabinoids and analogs; compounds that may inhibit or slow the progression of neurodegenerative diseases by providing neuroprotection in a population of affected neurons and analogs targeting certain physiological outcomes in specific diseases, Improving upon the safety profile of the natural cannabinoids, enhancing the ability to integrate with specific delivery technologies and protecting the long-term research investment and commercial opportunities.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.